UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2024

AXOGEN, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	001-36046	41-1301878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13631 Progress Boulevard, Suite 400 Alachua, Florida	32615
(Address of principal executive offices)	(Zip Code)

(386) 462-6800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	AXGN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Appointment of Michael Dale as Chief Executive Officer, President, and Director

On August 8, 2024, Axogen, Inc. (the “Company”), announced the appointment of Michael Dale as its Chief Executive Officer (“CEO”) and President, effective August 9, 2024 (the “Effective Date”). The Company also announced that Mr. Dale was appointed as a member of the Board as of the Effective Date. In connection with Mr. Dale’s appointment as the Company’s CEO and President, the Company entered into an employment agreement with Mr. Dale effective August 9, 2024 (the “Employment Agreement”). As a material inducement of employment, Mr. Dale was granted 600,000 performance stock units (“PSUs”). Shares representing 450,000 PSUs will vest according to performance metrics tied to the achievement of Company stock price goals between February 22, 2024 and ending February 22, 2027 (“TSR PSUs”). Mr. Dale will earn from 0% to 200% of the TSR PSUs upon achievement of specific Company stock price goals. Shares representing 150,000 PSUs will fully vest upon approval of the Company’s biologics license application for Avance Nerve Graft during the performance period beginning from January 1, 2024 and ending December 31, 2025. Pursuant to the Employment Agreement, Mr. Dale’s annual base salary is $765,000 and he is eligible to participate in the Company’s bonus plan with the target bonus being 100% of his annual base salary. Pursuant to the Employment Agreement, upon Mr. Dale’s termination without Substantial Cause (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement) (either a “Qualifying Termination”) Mr. Dale will be eligible to receive severance benefits, including continuation of salary, bonus payments, and COBRA payments per the Employment Agreement that are materially consistent with those offered to the Company’s other senior executives. Upon Mr. Dale’s Qualifying Termination during the one-year following a Change in Control (as defined in the Employment Agreement), Mr. Dale will be eligible to receive enhanced severance benefits, including continuation of salary, bonus payments, and COBRA payments, and also accelerated vesting of any then-unvested time-vesting restricted stock units or stock options, and a one-year post-termination exercise period for any outstanding stock options. The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference here.

Mr. Dale, 65, has over 30 years of industry experience leading transformative, high-technology medical device companies in the cardiovascular, neuromodulation, diabetes, and electrophysiology markets. From March 2016 to January 2024, Mr. Dale served as a Senior Vice President and Corporate Officer and President of the structural heart business at Abbott (NYSE: ABT). From September 2014 to March 2016, he served as the President and Chief Executive Officer of Morphic Medical (f/k/a GI Dynamics). Mr. Dale also held past executive leadership roles at Helical Solutions, ATS Medical, Endocardial Solutions, Cyberonics, St. Jude Medical, and Edwards Life Sciences. Mr. Dale currently serves on the advisory board of Purdue University’s Weldon School of Biomedical Engineering, and the University of Minnesota Carlson School of Management Medical Industry Leadership Institute, and also serves as a Student Mentor for the California Polytechnic State University’s Center for Innovation & Entrepreneurship. From December 2011 to March 2016, Mr. Dale served as the Chairman of the Board of Directors of Preceptis Medical, Inc and from March 2014 to April 2016, he served on the Board of Directors of NeoChord, Inc. Mr. Dale has also served as on the board of directors of Neuronetics, Inc., Enpath Medical, Rythmia Medical, the Advanced Medical Technology Association, and St. Mary’s University Council of Regents for the School of Graduate and Professional Programs.

Mr. Dale holds a Bachelor of Science degree from California Polytechnic State University.

Mr. Dale does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any persons pursuant to which Mr. Dale has been appointed to his position. In addition, there have been no transactions directly or indirectly involving Mr. Dale that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Appointment of Paul G. Thomas as Chair of the Board

Effective as of the Effective Date, Paul G. Thomas was appointed to serve as Chair of the Board.

Retirement of Karen Zaderej as Chief Executive Officer and Member of the Company’s Board of Directors

Pursuant to the terms of that certain Transition and Separation Agreement, dated January 4, 2024, as of August 8, 2024, Karen Zaderej stepped down as the Company’s CEO and Board duties. As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2024, Ms. Zaderej will continue to provide services as an employee of the Company for nine months following the Effective Date.

Item 7.01	Regulation FD Disclosure

On August 8, 2024, the Company issued a press release announcing the appointment of Mr. Dale as the Company’s Chief Executive Officer and the appointment of Mr. Thomas as Chair of the Board. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 including 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated August 9, 2024

10.2*	Axogen, Inc. Performance-Based Restricted Stock Units Notice Inducement Award Agreement, effective as of August 9, 2024, by and between the Company and Michael Dale (TSR)

10.3*	Axogen, Inc. Performance-Based Restricted Stock Units Notice Inducement Award Agreement, effective as of August 9, 2024, by and between the Company and Michael Dale (Performance)

99.1	Axogen Inc. Press Release, dated August 8, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Management contract or compensatory plan arrangement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Dated: August 9, 2024	By:	/s/ Marc Began
Marc Began
Executive Vice President, General Counsel and Chief Compliance Officer